UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 26, 2007

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662-Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771-Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of HEI approved, at its meeting on January 30, 2007, an amendment to Article III (Board of Directors), Section 12 of the Bylaws of the Company, effective January 30, 2007, and the restatement of the Bylaws as thus amended. Prior to the amendment, Section 12 of the Bylaws provided that any action required or permitted to be taken at any meeting of the board of directors, or a committee of the board of directors, may be taken if all of the members of the board or committee, as the case may be, sign a written consent setting forth the action taken and the effective date of that action. The revision to Section 12 allows the members of the board or committee to provide their written consent via electronic transmission, provided the consent is submitted with information from which it may be determined that the electronic transmission was authorized by the proper board or committee members.

The Bylaws, amended and restated in their entirety to incorporate this amendment to Article III, Section 12, is included as an exhibit to this Current Report.

Item 8.01 Other Events.

The following is an update to the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Most recent rate requests” and “Pension and other postretirement benefits,” which are incorporated herein by reference to pages 49-52 and pages 40-42, respectively, of HEI’s and HECO’s Form 10-Q for the quarter ended September 30, 2006.

By application filed on December 8, 2005 (Accumulated Other Comprehensive Income (AOCI) Docket), the electric utilities had requested the Public Utilities Commission of the State of Hawaii (PUC) to permit them to record, as a regulatory asset pursuant to Statement of Financial Accounting Standards (SFAS) No. 71, “Accounting for the Effects of Certain Types of Regulation,” the amount that would otherwise be charged against stockholders’ equity as a result of recording a minimum pension liability as prescribed by SFAS No. 87, “Employers’ Accounting for Pensions.” The electric utilities updated their application in the AOCI Docket in November 2006 to take into account SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” The parties in the AOCI Docket include the electric utilities, the Consumer Advocate and the Department of Defense. The Consumer Advocate opposed the application, but the Department of Defense did not object to the requested relief on the understanding that the ratemaking treatment of the regulatory assets being requested by the electric utilities was not being addressed in the proceeding.

On January 26, 2007, the PUC issued a decision and order (D&O) in the updated AOCI docket, which denied the electric utilities’ request to record a regulatory asset on the grounds that the electric utilities had not met their burden of proof to show that recording a regulatory asset was warranted, or that there would be adverse consequences if a regulatory asset was not recorded. The electric utilities are considering their options as a result of the decision. The PUC also required HECO to submit a pension study (determining whether ratepayers are better off with a well-funded pension plan, a minimally-funded pension plan, or something in between) by May 31, 2007 in its pending 2007 test year rate case, as proposed by the electric utilities in support of their request.

Although there is not an immediate impact on net income due to this D&O, the electric utilities are required to record substantial charges against stockholder’s equity, and their reported returns on rate base and returns on average common equity will be higher (than if there were no charge against stockholder’s equity). Consolidated debt to capitalization and interest coverage ratios of the Company and the electric utilities will deteriorate, which could result in security ratings downgrades and difficulty or greater expense in obtaining future financing. The electric utilities will continue to seek a return on their pension assets (i.e., accumulated contributions in excess of accumulated net periodic pension costs) by including such assets (net of related deferred income taxes) in rate base in their respective rate cases.

Forward-Looking Statements

This document may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), on-going business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this document should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on page iv of HEI’s and HECO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and in HEI’s and HECO’s future periodic reports that discuss important factors that could cause HEI’s and HECO’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this document.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 3(ii)	HEI’s Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: February 5, 2007	Financial Vice President (Principal Financial Officer of HECO) Date: February 5, 2007

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